UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 9, 2014

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

                                 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On June 9, 2014, Michael LaJoie informed Time Warner Cable Inc. (the “Company”) that he intends to retire from his position as Executive Vice President and Chief Technology and Network Operations Officer of the Company, effective December 31, 2014.

Item 8.01.    Other Events.

(a)         In connection with his planned retirement, for the remainder of 2014, Mr. LaJoie will focus on ensuring an orderly transition of his operating responsibilities and the Company’s planning for the integration of the Company’s operations with Comcast Corporation (“Comcast”) in connection with the planned merger of the Company and Comcast. To facilitate Mr. LaJoie’s transition, the Company has engaged Mr. Hamid Heidary in a consulting capacity to lead the day to day operations of the Company’s technology and network operations groups. Mr. Heidary previously served as Chief Technology Officer of Insight Communications Company, Inc. prior to its acquisition by the Company, and of NTL Europe, Inc. prior to that.

(b)         On June 11, 2014, Glenn A. Britt, a director of the Company, and formerly the Company’s Chairman and Chief Executive Officer, passed away at the age of 65 at his home in New York City after a courageous fight with cancer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 13, 2014